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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 18, 1997, except for Note 15 as to which the date is April 10, 1998, with respect to the consolidated financial statements of Pediatric Services of America, Inc. included in the Registration Statement (Form S-4 No. 33-________) and related Prospectus of Pediatric Services of America, Inc. for the registration of $75,000,000 of its 10% Senior Subordinated Notes due 2008.

We also consent to the incorporation by reference therein of our report dated November 18, 1997, with respect to the financial statement schedule of Pediatric Services of America, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997 filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


May 4, 1998
Atlanta, Georgia